EXHIBIT 23.1


                          [PricewaterhouseCoopers LLP]

                       Consent of Independent Accountants



To the Board of Directors
Laboratory Corporation of America Holdings:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Laboratory Corporation of America Holdings 2000 Stock Incentive Plan) of our report, dated February 12, 2000 relating to the financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings and its subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 5, 2000

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